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                                                               EXHIBIT 25.7




Legal Title of Bank:  Columbus Bank and Trust Company    Call Date:  12/31/97
Address:              PO Box 120                         ST-BK:  13-0890
City, State, Zip:     Columbus, GA  31902
                                                         Page RC-1
FDIC Certificate No:     00873

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet
                                                  Dollar Amounts in Thousands

ASSETS
 1  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . .   86,133
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . .    6,297
 2. Securities:
    a. Held-to-maturity securities . . . . . . . . . . . . . . . . .   43,142
    b. Available-for-sale securities . . . . . . . . . . . . . . . .  244,045
 3. Federal funds sold and securities
       purchased under agreements to resell. . . . . . . . . . . . .   16,178
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income. . .  1,262,055
    b. LESS: Allowance for loan and lease losses . .     18,880
    c. LESS: Allocated transfer risk reserve . . . .          0
    d. Loans and leases, net of unearned income,
       allowance, and reserve. . . . . . . . . . . . . . . . . . . .1,243,175
 5. Trading assets . . . . . . . . . . . . . . . . . . . . . . . . .        0
 6. Premises and fixed assets (including capitalized leases) . . . .  109,313
 7. Other real estate owned. . . . . . . . . . . . . . . . . . . . .      390
 8. Investments in unconsolidated
    subsidiaries and associated companies. . . . . . . . . . . . . .   21,338
 9. Customers' liability to this bank on acceptances outstanding . .        0
10. Intangible assets. . . . . . . . . . . . . . . . . . . . . . . .    6,773
11. Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .  182,032
12. Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .1,958,816

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(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held in trading accounts.


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Legal Title of Bank:  Columbus Bank and Trust Company    Call Date:  12/31/97
Address:              PO Box 120                         ST-BK:  13-0890
City, State, Zip:     Columbus, GA  31902
                                                         Page RC-2
FDIC Certificate No:   00873

Schedule RC -- Continued
                                                  Dollar Amounts in Thousands

LIABILITIES
13. Deposits:
    a. In domestic offices . . . . . . . . . . . . . . . . . . . .  1,266,666
     (1) Noninterest-bearing(1). . . . . . . . . . . .   242,808
     (2) Interest-bearing. . . . . . . . . . . . . . . 1,023,858
    b. In foreign offices, Edge and Agreement subsidiaries and IBF's
     (1) Noninterest-bearing . . . . . . . . . . . . . . . . . . .  /////////
     (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .  /////////
14. Federal Funds purchased and securities
    sold under agreements to repurchase. . . . . . . . . . . . . .    173,004
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . .      3,269
    b. Trading liabilities . . . . . . . . . . . . . . . . . . . .          0
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . .     31,043
    b. With a remaining maturity of
       more than one year through three years  . . . . . . . . . .     25,475
    b. With original maturity of more than three years . . . . . .          0
17. Not applicable . . . . . . . . . . . . . . . . . . . . . . . .  /////////
18. Bank's liability on acceptances executed and outstanding . . .          0
19. Subordinated notes and debentures. . . . . . . . . . . . . . .          0
20. Other liabilities. . . . . . . . . . . . . . . . . . . . . . .    144,529
21. Total liabilities (sum of items 13 through 20) . . . . . . . .  1,643,986
22. Not applicable . . . . . . . . . . . . . . . . . . . . . . . .  /////////
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . .          0
24. Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .      3,154
25. Surplus (exclude all surplus related to preferred stock) . . .     72,945
26. a. Undivided profits and capital reserves. . . . . . . . . . .    237,249
    b. Net unrealized holding gains (losses)
       on available-for-sale securities. . . . . . . . . . . . . .      1,482
27. Cumulative foreign currency translation adjustments. . . . . .  /////////
28. Total equity capital (sum of items 23 through 27). . . . . . .    314,830
29. Total liabilities, limited-life
    preferred stock, and equity capital. . . . . . . . . . . . . .  1,958,816

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

Memorandum
   To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as
      of any date during 1993 . . . . . . . . . . . . . . . . . . .       N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


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